Exhibit 21  List of Subsidiaries of Registrant



             Ryland Mortgage Company (an Ohio Corporation)

             M.J. Brock & Sons, Inc. (a Delaware Corporation)

             LPS Holdings Corporation (a Maryland Corporation)









Page 3